UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, schedule or registration statement No.:

(3)	Filing party:

(4)	Date filed:

TICC CAPITAL CORP.

8 Sound Shore Drive, Suite 255

Greenwich, Connecticut 06830

****YOUR VOTE IS IMPORTANT ****

Dear TICC Capital Corp. Shareholder:

The Annual Meeting of TICC Capital Corp. has been postponed to June 26, 2014, to allow more time for the solicitation of additional votes in order to ensure that a quorum is present to permit the Annual Meeting to be properly convened. This is a costly process for the Company, so it is important that you vote your shares by executing your proxy.

Enclosed you will find additional proxy materials relating to the meeting.

Your broker is not permitted to vote your shares with respect to the proposals, unless you provide specific voting instructions. Your shares cannot be represented at the meeting unless you either sign and return the enclosed voting form, or vote by telephone or over the Internet.

We strongly encourage you to submit your enclosed voting form and exercise your right to vote.

As a shareholder, you have the right to vote over the Internet or by telephone, and we are asking you to do so now to save the Company further expense and to ensure that your vote is counted. Instructions on how to vote over the telephone or Internet are enclosed in this package.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted “FOR” proposals 1 and 2.

Thank you for your investment in TICC Capital Corp. and for voting your shares.

**** PLEASE VOTE TODAY****

If you have questions or need help voting your shares, please call our proxy solicitation firm, Georgeson Inc., at (866) 482-5136.

Sincerely,

 Jonathan H. Cohen

Chief Executive Officer